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                                                                      Exhibit 10

                              SETTLEMENT AGREEMENT


       THIS AGREEMENT is made by and between HARSCO CORPORATION (hereinafter referred to as "Harsco") and Leonard A. Campanaro (hereinafter referred to as "Employee").

                                    Recitals

       Employee has been employed by Harsco as President and Chief Operating Officer. Harsco and Employee now desire to terminate their employment relationship and desire to set forth herein certain terms and conditions of such termination.

       NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties agree as follows:

       1. Termination of Employment. Effective on July 31, 2000 ("Effective Date") Employee hereby resigns his employment with Harsco and Harsco accepts such resignation. Employee also hereby resigns from the Board of Directors of Harsco, and as a director and/or officer of any other subsidiary, or related or affiliated company of Harsco. Employee agrees to execute any further documents reasonably necessary or convenient to effectuate or confirm those resignations.

       2. Payments to Employee. Harsco agrees to pay Employee all salary earned and accrued through the Effective Date, and any accrued but unused vacation. In addition, in consideration of Employee's execution of this Agreement and the Full and Final General Release referred to in Section 9 hereof, Harsco shall (a) pay Employee seventeen (17) monthly consecutive payments of $31,200 per payment commencing August 31, 2000 and ending December 31, 2001; (b) reimburse Employee for the cost of all COBRA premiums for continuation of group health insurance for Employee and Employee's qualified dependents (provided that Employee elects to continue such coverage) for a period of eighteen (18) months from the date hereof or until Employee secures health insurance coverage from another employer, whichever is the first to occur; (c) make Employee eligible to participate in the Harsco Executive Incentive Compensation Plan for the full period ending December 31, 2000, in accordance with the terms of the Plan based upon the same level of goal attainment that is applied to all other Harsco Corporate officers with any such incentive compensation that may be awarded at the sole discretion of Harsco's Board of Directors payable to Employee at the same time as other participating employees; and (d) provide Employee out-placement assistance for an indefinite period, provided that the total cost to Harsco shall not exceed $35,000. All amounts payable under this Section will be subject to any
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applicable local, state and federal tax withholding obligations. Employee agrees to indemnify and hold Harsco harmless from liability for tax payments, required tax withholdings, penalties, additions to tax and/or interest which may result from payments made under this Agreement and that Harsco shall not be required to pay any further sums to Employee for any reason as part of this settlement even if the tax liabilities and consequences to Employee are ultimately assessed in a fashion not presently anticipated by Employee. In the event of Employee's death, any unpaid portion of the payments contained in this Section, excluding out-placement assistance, shall be payable to Employee's estate pursuant to the terms contained in this Section.

       3.  Acknowledgment.  Harsco and Employee acknowledge the following:

           (a) Employee has vested participation in the Harsco Employees Pension Plan and the Harsco Corporation Savings Plan and may make appropriate election for distribution or payment of benefits from those qualified Plans according to their respective provisions. Employee also has vested participation in the Harsco Corporation Supplemental Retirement Benefit Plan, and will receive a distribution of benefits in accordance with the terms of such Plan;

           (b) Employee has the right to exercise any Incentive Stock Options within a three (3) month period following the Effective Date, provided that the vesting requirement for any such options were satisfied prior to the Effective Date. Subject to the approval of the Management Development and Compensation Committee of the Harsco Board of Directors, Harsco shall allow Employee's January 24, 2000 grant of 25,000 Non Qualified Stock Options to vest on the Effective Date hereof and extend the post-termination exercise period for such grant from three (3) months to twelve (12) months from the Effective Date.

           (c) Harsco-provided group health insurance, group term life insurance and accidental death and dismemberment insurance, if any, shall cease in accordance with the provisions of such plans, except for reimbursement for COBRA continuation coverage as provided in Section 2 above;

           (d) Harsco-provided long and short term disability coverage shall cease on the Effective Date;

           (e) Harsco will transfer title of the company automobile presently in Employee's possession to Employee and Employee shall hereafter maintain full responsibility for the vehicle; and

           (f) Harsco shall forgive any repayment obligation of Employee's West Shore Country Club entrance fee resulting from Employee's separation.


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       4. Other Benefits. Employee agrees that the payments provided for in
Section 2 above and any benefits as described in Section 3 above include and are substantially in excess of any and all benefit payments payable under Harsco's employee benefit plans and policies including, without limitation, the Harsco Corporation Employment and Benefits Upon Termination Plan, and Employee waives and forever discharges Harsco and any of its affiliates from any liability to pay any additional salary continuation pay, termination pay, commission, bonus, or other benefit which otherwise may have been payable to Employee as a result of Employee's employment with Harsco or Employee's termination of employment under benefit plans or policies of Harsco in effect on the date hereof, it being the intention of the parties hereto to convert and merge all such rights into this Agreement.

       5. Noncompetition. In consideration of the payments provided to Employee in this Agreement, Employee agrees that for a period of seventeen (17) months from the Effective Date Employee shall not, directly or indirectly:

           (a) for Employee or on behalf of any other person, persons, partnership, corporation, or other entity, solicit, divert or attempt to solicit or divert, any customer of Harsco; or

           (b) without the written consent of the Chief Executive Officer of Harsco, render services to, become employed by, own, or have a financial or other interest in (either as an individual, partner, joint venturer, owner, manager, employee, partner, officer, director, independent contractor, stockholder owning in excess of one percent of the outstanding equity interest, or other such role) any business which is engaged in a business that competes with services or products of Harsco in any state or country in which Harsco currently sells services or products or otherwise conducts business.

           Employee may request Harsco's consent to various prospective employment opportunities from time to time by submitting in writing to the Chief Executive Officer, a description of the potential employer and position, including the products and services of the company. The Chief Executive Officer (or his designee) will within ten business days respond in writing either granting or denying consent, provided however, that such consent will not be unreasonably withheld.

           Employee acknowledges that he has received fair and adequate consideration for the covenants contained in this Section. Employee agrees that if any of the provisions of this Section are or become unenforceable, the remainder hereof shall nevertheless remain binding upon him to the fullest extent possible, taking into consideration the purposes and spirit of this Agreement. Employee acknowledges that in the event of a breach by him of the provisions of


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this Section, Harsco would have no adequate remedy at law and would suffer substantial and irreparable damages. Accordingly, Employee hereby agrees that in such event, Harsco shall be entitled to temporary and/or permanent injunctive relief, without the necessity of proving damage, to enforce the provisions of this Section, all without prejudice to any and all other remedies which Harsco may have a law or in equity and which Harsco may elect or invoke. For the purposes this Section 5 and Section 6, Harsco shall include parents, subsidiaries, divisions, related and affiliated companies.

       6. Non-Solicitation of Harsco Employees. Employee agrees that for a period of one (1) year after the Effective Date, Employee will not participate in recruiting any Harsco employees or in the solicitation of any Harsco employees; and Employee will not communicate to any other person or entity, about the nature, quality or quantity of work, or any special knowledge or personal characteristics of any person employed by Harsco. Should Employee wish to discuss possible employment with any then-current Harsco employee during the one year period set forth above, Employee may request permission to do so from the Chairman and Chief Executive Officer who may in his discretion grant a written exception to the no solicitation agreement set forth above, provided, however, Employee agrees that Employee will not discuss any such employment possibility with such employees prior to securing Harsco's permission. Should Harsco decline to grant such permission, Employee agrees that Employee will not at any time, either during or after the non-solicitation period set forth above, advise the employee concerned that the employee was the subject of a request under this paragraph or that Harsco refused to grant Employee the right to discuss an employment possibility with the employee.

       7.Further Covenants by Employee. As further conditions to Harsco's performance of this Agreement, Employee agrees: (a) not to make any public statement or statements to the press concerning Harsco, its business objectives, its management practices, or other sensitive information without first receiving Harsco's written approval; (b) that Employee will not disclose to any person or use for Employee's own benefit any confidential or proprietary information concerning the customers, suppliers, price lists, catalogs, products, operations, sales techniques or other business related information of Harsco;
(c) that Employee shall take no action which would cause Harsco or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to Harsco's or any such person's being held in disrepute by the general public or Harsco's employees, clients, or customers; and (d) to cooperate in providing reasonable assistance, including telephone consultations, as needed by Harsco in order to effectuate a transition of Employee's former responsibilities.

       8.Waiver of Claims. Employee, for Employee, and for Employee's attorneys, heirs, executors, administrators, personal representatives, successors and assigns, for and in consideration of promises made herein, does hereby


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irrevocably and KNOWINGLY, VOLUNTARILY and unconditionally waive and release fully and forever any claim of any and every nature whatsoever against Harsco, and its past and present parents, subsidiaries and divisions, its related or affiliated companies, their predecessors, successors, assigns past and present, and partners, officers, directors, agents, representatives, attorneys, employees or trustees of any or all of the aforesaid entities (hereinafter collectively referred to as "Harsco"), for any action or cause of action, loss, expense or any damages of whatever nature arising from any occurrence or occurrences, from the beginning of time until the Effective Date, including without limitation any claims arising or in any way resulting from or relating to Employee's employment with Harsco or the termination thereof. Without limitation of the foregoing, Employee specifically waives any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Pennsylvania Human Relations Act, all as amended, or any other federal, state, or local law which forbids discrimination on the basis of age, sex, sexual orientation, race, color, national origin, religion or disability, or any other claim at common law. Employee warrants and represents with the understanding that such warranty and representation is material to this transaction, that no person or entity has asserted with any federal, state or local judicial, or administrative agency or body any claim of any kind or character based on or arising out of or alleged to be suffered in or as a consequence of Employee's employment with Harsco, its termination, or Employee's contacts and relationships with Harsco or any party against whom claims are waived pursuant to this Agreement. Further, Employee represents and agrees, with the understanding that such representation and agreement is material to this transaction, that Employee will not assert, in any manner or by any means, any such claim before any federal, state or local judicial or administrative agency or body. In the event any such claim is asserted in the future by Employee, or any person or entity authorized by Employee to do so, Employee agrees that this Agreement and the Full and Final General Release which Employee has signed contemporaneously herewith shall act as a total and complete bar to Employee's re-employment or to recovery of any sum or amount whatsoever from Harsco, whether labeled "award, liability, damages, judgment, backpay, wages, or fine" or otherwise resulting directly or indirectly from any lawsuit, remedy, charge, or complaint whether brought privately by Employee or by anyone else, including any federal, state, or local agency, whether or not on Employee's behalf or at Employee's request.

       9.Full and Final General Release. Employee agrees that Employee will execute the document attached to this Agreement as Exhibit A entitled Full and Final General Release at the time this Agreement is signed. The parties agree that in the event said Release is not executed at said time, this Agreement shall be null and void and of no binding effect on either party.


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       10. Developments. Employee agrees that all ideas, inventions, trade secrets, know how, documents and data ("Developments") developed either during, in connection with, or pursuant to Employee's employment with Harsco, shall remain and become the exclusive property of Harsco. Employee agrees to provide all reasonable assistance to Harsco in perfecting and maintaining its rights to the Developments. Harsco shall have the right to use the Developments for any purpose without any additional compensation to Employee.

       11. Re-employment. Employee agrees that the employment relationship with Harsco has been permanently and irrevocably severed and that Harsco has no obligation, contractual or other to rehire, reemploy or hire Employee in the future.

       12. No Representations of Fact or Opinion. Employee agrees and admits that no representation of fact or opinion has been made by either party or any representative thereof, either jointly or individually, to induce this Settlement Agreement or the Full and Final General Release attached hereto and Employee hereby agrees that Harsco does not admit any wrongdoing or liability of any sort and that Harsco has made no representation as to any wrongdoing or liability of any sort and that this Agreement is executed as a compromise to avoid the possible expense of litigation and to terminate all controversy and/or claims by Employee.

       13. Remedies. Employee agrees that in the event Harsco breaches any of the provisions of this Agreement, Employee's sole remedy for such breach shall be the enforcement of the terms of this Agreement.

       14. Governing Law. This Agreement and the attached Release shall be governed by the laws of the Commonwealth of Pennsylvania, and they constitute the entire and exclusive agreement between the parties hereto with respect to the termination of Employee's employment and any rights and duties owed by Harsco to Employee and they shall supersede all previous or contemporaneous negotiations, commitments, statements, and writings.

       15. Non-Interference. Employee states and admits that Harsco has taken no action interfering with any right which Employee has to file any charge, suit, claim or other process with any federal, state, or local judicial or administrative agency or body regarding Employee's employment or the termination thereof or any right to contact or seek the guidance or intervention of any such agency.

       16. ACKNOWLEDGMENT BY EMPLOYEE. EMPLOYEE FURTHER STATES THAT EMPLOYEE HAS CAREFULLY READ THE WITHIN AND FOREGOING "SETTLEMENT AGREEMENT" AND THE "FULL AND FINAL GENERAL RELEASE" EXECUTED SIMULTANEOUSLY HEREWITH, THAT EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS


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BEEN ADVISED BY HARSCO TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS
"SETTLEMENT AGREEMENT" AND THE "FULL AND FINAL GENERAL RELEASE," THAT EMPLOYEE KNOWS AND UNDERSTANDS THE CONTENTS THEREOF AND THAT EMPLOYEE EXECUTES THE SAME AS EMPLOYEE'S OWN FREE ACT AND DEED. EMPLOYEE FURTHER REPRESENTS AND AGREES THAT EMPLOYEE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND FINAL AND BINDING EFFECT OF THIS AGREEMENT AND THE FULL AND FINAL GENERAL RELEASE ATTACHED HERETO TO BE A FULL AND FINAL RELEASE OF ALL CLAIMS WITH FINAL AND BINDING EFFECT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT PRIOR TO EMPLOYEE'S EXECUTION THEREOF. FURTHERMORE, IT IS AGREED THAT EMPLOYEE SHALL HAVE THE RIGHT TO REVOKE THIS AGREEMENT BY WRITTEN NOTICE TO HARSCO WITHIN THE SEVEN (7) DAY PERIOD FOLLOWING ITS EXECUTION, AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL SUCH SEVEN-DAY PERIOD HAS EXPIRED. IN THE EVENT THIS AGREEMENT IS REVOKED BY EMPLOYEE IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION, OR IN THE EVENT THAT EMPLOYEE CHALLENGES THE VALIDITY OF ANY OF THE PROVISIONS HEREOF (INCLUDING THE WAIVER OF CLAIMS) OR THE FULL AND FINAL GENERAL RELEASE ATTACHED HERETO, EMPLOYEE AGREES TO RETURN TO HARSCO ALL CONSIDERATIONS AND BENEFITS PROVIDED BY HARSCO TO WHICH EMPLOYEE WOULD NOT BE ENTITLED ABSENT THIS AGREEMENT.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.


                                HARSCO CORPORATION

                                By:  /S/ Paul C. Coppock
                                     -------------------------------------------

                                Title:  Sr. V.P., Chief Administrative Officer,
                                        ----------------------------------------
                                        General Counsel and Secretary
                                        ----------------------------------------


                                /S/ Leonard A. Campanaro
                                ------------------------------------------------
                                Leonard A. Campanaro


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                                                                       Exhibit A

                         FULL AND FINAL GENERAL RELEASE


       FOR AND IN CONSIDERATION of the SUM OF ONE DOLLAR AND OTHER VALUABLE CONSIDERATION provided for under the Settlement Agreement dated contemporaneously herewith and incorporated by reference herein (the "Agreement"), the receipt and sufficiency of which is hereby acknowledged, Leonard A. Campanaro (hereinafter "Employee") for Employee, Employee's attorneys, Employee's heirs, executors, administrators, successors, and assigns, does hereby fully, finally and forever release and discharge Harsco Corporation, and its past and present parents, subsidiaries and divisions, its related or affiliated companies, their predecessors, successors, assigns past and present, and partners, officers, directors, agents, representatives, attorneys, employees or trustees of any or all of the aforesaid entities (hereinafter collectively referred to as "Harsco"), of and from all claims, demands, actions, causes of action, suits, damages, losses, expenses, and controversies of any and every nature whatsoever arising from the beginning of time until the date of this Release, including without limitation those claims arising from or relating in any way to Employee's employment and the termination of Employee's employment with Harsco. Without limitation of the foregoing, Employee specifically releases Harsco from any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Pennsylvania Human Relations Act, all as amended, or any other federal, state or local law which forbids discrimination on the basis of age, sex, sexual orientation, race, color, national origin, religion or disability, or any other claim at common law. This Full and Final General Release shall not release either Employee or Harsco from their respective obligations to each other under the Agreement.

       EMPLOYEE HEREBY ACKNOWLEDGES THAT EMPLOYEE HAS READ THIS FULL AND FINAL GENERAL RELEASE, UNDERSTANDS IT AND IS KNOWINGLY AND VOLUNTARILY ENTERING INTO IT.

       IN WITNESS WHEREOF, the undersigned has hereunto set Employee's hand this 31st day of July, 2000.


Witness:  /S/ Paul C. Coppock               /S/ Leonard A. Campanaro
------------------------------------        ------------------------------------
                                            Leonard A. Campanaro

                                            July 31, 2000
                                            ------------------------------------
                                            Date